Exhibit 11.1
                            INTEL CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE
                 (In millions, except per share amounts)

                                                Three Months Ended
                                                ------------------
                                                March 29,  March 30,
                                                  1997       1996
                                                --------  ---------
PRIMARY SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of
  shares outstanding                                 819       822

Add shares issuable from assumed exercise
  of options and warrants                             81        58
                                                  ------    ------
Weighted average number of shares
  outstanding as adjusted                            900       880
                                                  ======    ======


FULLY DILUTED SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

Weighted average number of shares
  outstanding                                        819        822

Add shares issuable from assumed
  exercise of options and warrants                    81         58
                                                  ------     ------
Weighted average number of shares
  outstanding as adjusted                            900        880
                                                  ======     ======

NET INCOME                                        $1,983     $  894
                                                  ======     ======
PRIMARY EARNINGS PER SHARE                        $ 2.20     $ 1.02
                                                  ======     ======
FULLY DILUTED EARNINGS PER SHARE<F1>              $ 2.20     $ 1.02
                                                  ======     ======

<F1>
Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.